                                                                     EXHIBIT 4.2



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


  Warrant Certificate                                      Warrant to Purchase
***________________***                                         ***37,500***
       Number                                                     Shares

                               THOMAS GROUP, INC.
             (Incorporated under the laws of the State of Delaware)
                WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF
             THE $0.01 PAR VALUE COMMON STOCK OF THOMAS GROUP, INC.

    Warrant price: $9.125 per share subject to adjustment as provided below.


         1. THIS IS TO CERTIFY that, for value received, ***SRG & Associates, Ltd.,*** its registered assigns (either or both of whom are referred to herein as the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time on or before ***October 28, 2003*** (the "Warrant Period"), up to ***37,500*** shares of the $0.01 par value common stock ("Common Stock") of Thomas Group, Inc., a Delaware corporation (the "Company"), and to receive certificate(s) for the Common Stock so purchased. This Warrant may be exercised in whole or in part. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either in cash or by certified check or bank cashier's check, payable to the order of the Company, together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A. Fractional shares of the Common Stock will not be issued upon the exercise of this Warrant. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of common stock as to which this Warrant remains exercisable for.

         2. The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act") and any applicable State securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant shall be freely transferable from time to time by the Holder upon written notice to the Company.

         If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer.

         The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant as to which the Company has not been supplied evidence that the transfer of such security would not be in violation of the Act and any applicable state securities laws.

         Only the registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon delivery to the Company of the original Warrant and an original Assignment, substantially in the form set forth in Exhibit B attached hereto.

         3. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue by reason of this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that, this warrant is exercised.

         This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

         At such time as the Common Stock is listed on any registered national securities exchange, the Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

         The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, for so long as and to the extent that such requirements apply to the Company.

         In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the company or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (a) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be deposited in the United States mail, postage prepaid, at least ten (10) days prior to the earliest date therein specified and the Holder(s) of the Warrants may exercise the Warrants within the ten (10) day period from the date of mailing of such notice.

         The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Stock issuable from time to time upon exercise of this Warrant, (b) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (c) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

         4. The Warrant Price and the number of shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

                  (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock or other securities, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  (c) For the purpose of this Section 4, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of change in par value, or from par value to no par value, or from no par value to par value.

                  (d) If during the Warrant Period the Company consolidates with or merges into another corporation or transfers all or substantially all of its assets, the Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of shares of Common Stock is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or asset transfer unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written agreement executed and mailed to the registered Holder at his address shown on the books and records of the Company, the obligation to deliver to such Holder any such securities or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

                  (e) Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the registered Holder of this Warrant, stating the adjusted Warrant Price and the adjusted number of shares of Common Stock or other securities or property purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the adjusted Warrant Price and the securities or property purchasable upon exercise. If any voluntary or involuntary dissolution, liquidation, or winding up of the Company is proposed, the Company shall give at least ten (10) days prior written notice of such proposal to the registered Holder hereof stating the date on which such event is to take place and the date (which shall be at least ten (10) days after giving of such notice) as of which the holders of shares of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up. This Warrant and all rights hereunder shall terminate as of the date on which such dissolution, liquidation, or winding up takes place. The notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at his address appearing in the records of the Company.

                  (f) Irrespective of any adjustments pursuant to this Section 4 to the Warrant Price or to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the Warrant Price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

        5. (a) From and after October 28, 1999 [one year after the date of issuance], the Holders of fifty percent (50%) of this Warrant and any shares of Common Stock issued upon the exercise thereof (the "Registration Securities") may notify the Company in writing that such Holders desire for the Company to cause all or a portion of such notifying Holders' Registration Securities to be registered for sale to the public under the Act. Upon receipt of such written request, the Company will promptly notify in writing all other Holders of Registration Securities of such request, which Holders shall have 20 days following such notice from the Company to notify the Company in writing whether such persons desire to have Registration Securities held by them included in such offering. The Company will, promptly following the expiration of such 20 day period, prepare and file, and use its best efforts to prosecute to effectiveness, an appropriate filing with the Securities and Exchange Commission (the "Commission") of a registration statement covering such Registration Securities and the proposed sale or distribution thereof under the Act. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare or file any registration statement pursuant to this subsection, or to prepare or file any supplement thereto, at any time when the Company, in the good faith judgement of its board of directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto (i) would materially adversely effect a pending or proposed public offering of the Company's securities or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions, or pending proposals with thereto or (ii) would materially adversely effect the business or prospects of the Company in view of the disclosures that may be required thereby of information about the business, assets, liabilities or operations of the Company not theretofore disclosed; provided, however, that the filing of a registration statement, or any supplement or amendment thereto, by the Company may be deferred for no longer than the lesser of (1) if such deferment is pursuant to (i) above, 60 calendar days after the abandonment or consummation of any of the foregoing proposals or transactions or, if such deferment is pursuant to (ii) above, 45 calendar days beyond the date such information is disclosed to the investing public or (2) 90 calendar days after the delivery of such demand notice. The company shall use its best efforts to cause such registration statement to remain effective for such period that may be reasonably necessary to complete the distribution of securities so registered for sale, provided that such period shall not be longer than eighteen (18) months from the date of such registration statement unless the Company otherwise agrees in its sole discretion.

        If any registration pursuant to this subsection (a) is in the form of an underwritten offering, the Company will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering; provided, however, that such selection shall be subject to the approval of the Holders of a majority of the shares of Registration Securities to be registered, which shall not be unreasonably withheld. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting. If any Holder of Registration Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registration Securities so withdrawn shall also be withdrawn from registration.

                  (b) In the event that the Company proposes, at any time subsequent to ***October 28, 1998*** but prior to ***October 28, 2004,*** whether or not this Warrant has yet been exercised in whole or in part, to file a registration statement on a general form (excluding forms S-8 and S-4) of registration under the Act relating to securities issued or to be issued by it, then it shall give written notice of such proposal to the Holder or Holders of this Warrant and any shares of Common Stock issued upon the exercise thereof. If, within 30 days after the giving of such notice, any Holder of any Warrant or shares of Common Stock issued or issuable upon its exercise shall request in writing that all or any of the shares of Common Stock issued or issuable upon exercise of the Warrant be included in such proposed registration, the Company will, at its own expense (except as set forth below), also register such shares of Common Stock as shall have been requested in writing; provided, however, that

                           (i) the Company shall not be required to include any of such shares of Common Stock if, by reason of such inclusion, the Company shall be required to prepare and file a registration statement on a form promulgated by the Securities and Exchange Commission different from that which the Company otherwise would use;

                           (ii) the requesting Holders shall cooperate with the Company in the preparation of such registration statement to the extent required to furnish information concerning such requesting Holders therein; and

                           (iii) if any underwriter or managing agent is purchasing or arranging for the sale of the securities then being offered by the Company under such registration statement, then such requesting Holders (A) shall agree to have the securities being so registered sold to or by such underwriter or managing agent on terms substantially equivalent to the terms upon which the Company is selling the securities so registered, or (B) shall delay the sale of any other shares of Common Stock held by such Holders for the 90 day period commencing with the effective date of the registration statement.

                           (iv) Notwithstanding the foregoing, no such registration hereunder shall be required if the managing underwriter for the proposed offering shall determine in good faith and for valid business reasons that the inclusion of the shares of Common Stock issuable upon exercise of this Warrant requested to be registered would have an adverse affect on the marketability or the price of the securities proposed to be offered by the Company, in which event the Company shall be obligated to include such limited number, if any, of the Holder's shares in such offering, which securities will be taken from those held by a group consisting of the Holder or Holders of this Warrant and other holders of securities of the Company having similar registration rights, on a pro rata basis.

                  (c) In connection with the filing of a registration statement pursuant to this section 5, the Company shall:

                           (i) notify such owners as to the filing thereof and
                  of all amendments thereto filed prior to the effective date of said registration statement;

                           (ii) notify such owners, promptly after it shall have
                received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

                           (iii) prepare and file without expense to such owners
                any necessary amendment or supplement to such registration statement or prospectus as may be necessary or advisable in connection with the proposed distribution of the securities by such owners;

                           (iv) take all reasonable steps to qualify the shares
                of Common Stock being so registered for sale under the securities or blue sky laws in such states, but only in such states, as the Company would qualify the sales of its securities absent any registration of the shares of Common Stock issued or issuable hereunder; provided, however, that the Company shall not be required (A) to qualify to do business in any jurisdiction where it is not otherwise required to qualify, and
                (B) to consent to general service of process in any such jurisdiction;

                           (v) notify such registered owners of any stop order
                suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order;

                           (vi) undertake to keep said registration statement
                and prospectus effective until the earlier of (A) nine months from the effective date thereof, or (B) the date the shares of Common Stock are sold or become available for public sale without restriction under the Act; and

                           (vii) furnish each requesting Holder with reasonable
                number of copies of the registration statement, each preliminary prospectus, final prospectus, and any supplements or amendments thereto.

                  (d) All expenses, disbursements and fees of any such registration pursuant to this Section 5 (including, without limitation, the fees and expenses of one (1) counsel selected by the requesting Holders, not to exceed $5,000.00) shall be borne by the Company, except that the selling Holders shall bear underwriting commission and discounts attributable to the common stock so registered.

         6. In connection with the obligation of the Company to register shares of Common Stock pursuant to the provisions of Section 5 hereof, the Company and each Holder agree as follows:

                  (a) The Company hereby agrees to indemnify and hold harmless each Holder and each person who controls each Holder within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities or actions to which each Holder or they or any of them may become subject under the Act, the Exchange Act or otherwise and to reimburse the persons indemnified above for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them in connection with any litigation or proceeding or threatened litigation or proceeding, whether or not resulting in any liabilities, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement with respect to the shares of Common Stock (or incorporated therein by reference) or any amendment or supplement thereto (such registration statement, together with any such amendments or supplements, is referred to herein as the "Registration Statement"), or the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the employment of the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the sale pursuant to the Registration Statement of any of the securities registered thereby; provided, however, that the indemnity agreement contained in this paragraph (a) shall not extend to any indemnified person in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by such person specifically for use in connection with the preparation of the Registration Statement. The Company agrees to pay any legal and other expenses for which it is liable under this paragraph (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (b) Each Holder agrees to indemnify and hold harmless the Company, its directors, its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the company to each Holder but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the registration statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such Holder specifically for use in connection with the preparation of the registration statement, any preliminary prospectus or the prospectus or any such amendment or supplement thereto. Each Holder agrees to pay any legal and other expenses for which it is liable under this paragraph (b) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing paragraphs (a) or (b) (an "Indemnified Party") in respect of which indemnity may be bought against a person granting indemnification (an "Indemnifying Party") pursuant to such subsections, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party of any such action shall not release the Indemnifying Party from any liability it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in paragraphs (a) or (b). In case any such action is brought against an Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party against which a claim is to be made will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other Indemnified Parties which conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this agreement for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or
(iii) the Indemnifying Party has authorized the employment of such counsel for the Indemnified Party at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in paragraph (a) is unavailable to a Holder in accordance with its terms, the Company and each Holder shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by said indemnity agreement incurred by each Holder based on the relative fault of the Company on the one hand, and each Holder on the other hand, in connection with the statements or omission which resulted in such losses, claims, damages and liabilities. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, such statement or omission relates to information supplied by the Company or such Holder and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by the Indemnified Party as a result of the losses, claims, damages, or liabilities referred to above in this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against or appearing as a third party witness in any such action or claim. Notwithstanding the provisions of this paragraph, if a Holder is found to be guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act, it shall not be entitled to contribution from the Company unless the Company is also found to be guilty of such fraudulent misrepresentation.

         7. The Company stipulates that remedies at law, in money damages, available to the Holder or a holder of Common Stock issued pursuant to exercise of this Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate. Therefore, the Company agrees that the terms of this Warrant may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         8. This Agreement shall be binding upon and inure to the benefit of the Holder and its successors and permitted assigns.

         9. Notices. The Company agrees to maintain a ledger of the ownership of the Warrants (the "Warrant Ledger). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Warrant Ledger of the Company, provided that Holder may at any time on three (3) days' written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

         10. Severability. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

         11. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to the principles of choice of laws thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers, and the corporate seal hereunto affixed.


DATED:                                   COMPANY
      ------------------                         -----------------------------

                                         By:
                                            ----------------------------------

                                         Its:
                                             ---------------------------------

                                    Exhibit A

                                SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

             The undersigned hereby irrevocably subscribes for ___________ shares (the "Stock") of the Common Stock of _______________________ (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant and hereby makes payment of $______________ therefore, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

             In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Act").

             I understand that because the Stock has not been registered under the Act, I must hold such Stock indefinitely unless such Stock is subsequently registered and qualified under the act or is exempt from such registration and qualification. Before I make any transfer or disposition of any shares of the Stock, I agree to give to the Company written notice of my intention to do so and to describe briefly the manner of such proposed transfer or disposition. I shall make no such transfer or disposition unless (a) such transfer or disposition can be made without registration under the Act by reason of specific exemptions from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Act and has been declared effective with respect to such disposition.

             I agree that each certificate representing the Stock delivered to me shall bear substantially the following legend:

                  "The shares represented by this certificate have not been
             registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

             I further agree that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

Date:                                 Signed:
     ----------------                        ----------------------------------

Address:
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

                                    Exhibit B

                                   ASSIGNMENT

     (To be Executed by the Holder to Effect Transfer of the Within Warrant)


For Value Received __________________________ hereby sells, assigns and transfers to _____________________________ this Warrant and the rights represented hereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _____________________________ as attorney to transfer this Warrant on the books of the Company with full power of substitution.

The undersigned also represents that, by accepting assignment hereof, the assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the assignee will not offer, sell, or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof in violation of the Securities Act of 1933, as amended, or any state securities laws. Further, by accepting assignment hereof, the assignee acknowledges that upon exercise of this Warrant, the assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.


Dated:                                 Signed:
      -----------------                       --------------------------------


Please print or typewrite                         Please insert Social Security
name and address of                               or other Tax Identification
assignee:                                         Number of Assignee:

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